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                         [Deloitte & Touche Letterhead]

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-60982 of Willis Group Holdings Limited of our report dated February 13, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche

DELOITTE & TOUCHE

May 25, 2001